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SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
MEDIA ARTS GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 7, 2003
9:00 a.m.

TO OUR STOCKHOLDERS:

        The 2003 Annual Meeting of Stockholders of Media Arts Group, Inc. will be held on Wednesday, May 7, 2003, at 9:00 a.m. Pacific Daylight Time at Media Arts Group, Inc.'s executive offices at 900 Lightpost Way, Morgan Hill, California 95037 for the following purposes:

  1.
  To elect eight (8) directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003; and

  3.
  To transact such other business as may properly come before the 2003 Annual Meeting of Stockholders, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders who owned shares of our stock at the close of business on Thursday, March 20, 2003 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available during normal business hours for ten (10) days prior to the meeting at our executive offices located at 900 Lightpost Way, Morgan Hill, California 95037. A stockholder may examine the list for any legally valid purpose related to the meeting. The list also will be available during the 2003 Annual Meeting of Stockholders for inspection by any stockholder present at the meeting.

        Whether or not you plan to attend the 2003 Annual Meeting of Stockholders, please complete, date, sign and return the enclosed proxy card as promptly as possible in the accompanying reply envelope.

By Order of the Board of Directors of
MEDIA ARTS GROUP, INC.

Vice President, General Counsel and Secretary

Morgan Hill, California
April 11, 2003

YOUR VOTE IS IMPORTANT
PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE
INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

i

MEDIA ARTS GROUP, INC.

PROXY STATEMENT FOR THE
2003 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

        The Board of Directors of Media Arts Group, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2003 Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Daylight Time on Wednesday, May 7, 2003 at our executive offices located at 900 Lightpost Way, Morgan Hill, California 95037.

        This Proxy Statement contains important information regarding our 2003 Annual Meeting of Stockholders. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote and describes the voting procedures.

        We use several abbreviations in this Proxy Statement. We may refer to our company as "MAGI." The term "proxy materials" includes this Proxy Statement, as well as the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2002.

        We are sending the proxy materials on or about April 11, 2003 to all of our stockholders as of the Record Date, March 20, 2003 (the "Record Date"). Stockholders who owned MAGI Common Stock at the close of business on the Record Date are entitled to attend and vote at the 2003 Annual Meeting of Stockholders. On the Record Date, we had approximately 13,224,603 shares of our Common Stock issued and outstanding and 473 record stockholders.

Voting Procedures

        As a stockholder, you have the right to vote on certain business matters affecting MAGI. The two proposals that will be presented at the 2003 Annual Meeting of Stockholders, and upon which you are being asked to vote, are discussed in the sections entitled "Proposal One" and "Proposal Two." Each share of MAGI Common Stock you own entitles you to one vote. The enclosed proxy card indicates the number of shares you own. You can vote by returning the enclosed proxy card in the envelope provided or by attending the 2003 Annual Meeting of Stockholders.

Methods of Voting

        Voting by Mail.    By signing and returning the proxy card according to the enclosed instructions, you are enabling our Chief Financial Officer and our Vice President, General Counsel and Secretary, who are named on the proxy card as "proxies and attorneys-in-fact," to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. This way, your shares will be voted even if you are unable to attend the meeting.

        Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted as follows:

  •
  FOR the election of the director nominees identified in Proposal One; and

  •
  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003.

        You may receive an additional copy of MAGI's Annual Report on Form 10-K for fiscal 2002 without charge or a copy of the exhibits to MAGI's Annual Report on Form 10-K for fiscal 2002 for a reasonable fee by calling us at (408) 201-5000 or by sending a written request to Media Arts Group, Inc., 900 Lightpost Way, Morgan Hill, California 95037, Attn: Patti Ungaro, Investor Relations or email to ir@mediaarts.com.

        Voting in Person at the Meeting.    If you plan to attend the 2003 Annual Meeting of Stockholders and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the meeting, you will need to bring with you to the 2003 Annual Meeting of Stockholders a legal proxy from your broker or other nominee authorizing you to vote these shares.

Revoking Your Proxy

        You may revoke your proxy at any time before it is voted at the 2003 Annual Meeting of Stockholders. In order to do this, you may:

  •
  sign and return another proxy bearing a later date before the beginning of the 2003 Annual Meeting of Stockholders;

  •
  provide written notice of the revocation to Robert Murray, our Vice President, General Counsel and Secretary, prior to the time we take the vote at the 2003 Annual Meeting of Stockholders; or

  •
  attend the 2003 Annual Meeting of Stockholders and vote in person.

Quorum Requirement

        A quorum, which is a majority of our outstanding shares as of the Record Date, must be present or represented in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting and will be considered as being represented if you submit a properly executed proxy card.

Votes Required for Each Proposal

        The vote required and method of calculation for the proposals to be considered at the 2003 Annual Meeting of Stockholders are as follows:

        Proposal One—Election of Directors.    The eight (8) director nominees receiving the highest number of affirmative votes, in person or by proxy, will be elected as directors.

        Proposal Two—Ratification of PricewaterhouseCoopers LLP as Independent Accountants.    Ratification of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003 will require the affirmative vote of a majority of the shares present or represented and voting at the 2003 Annual Meeting of Stockholders.

        You may vote either "for" or "withhold" your vote for the director nominees. You may vote "for," "against," or "abstain" from voting on the proposal to ratify PricewaterhouseCoopers LLP as our independent accountants.

Abstentions and Broker Non-Votes

        If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining the presence or absence of a quorum. Abstentions will not be counted in the tabulation of the voting results with respect to the election of directors. Abstentions will, however, have the same effect as a vote against the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants.

        Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold your MAGI Common Stock through a broker and you have not given voting instructions to the broker, the broker may be prevented from voting your shares on non-routine matters, resulting in a broker non-vote. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares "FOR" routine matters but expressly instructing that the broker is NOT voting on non-routine matters. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum but will not be counted in the tabulation of the voting results with respect to a particular proposal. See "Vote Required" following each proposal for further information.

Proxy Solicitation Costs

        We will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of the proxy materials. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram and other means by directors, officers and/or employees of MAGI. We expect a representative of Mellon Financial Services LLC to tabulate the proxies and act as inspector of the election.

Deadline for Receipt of Stockholder Proposals for 2004 Annual Meeting of Stockholders

        As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of our stockholders intended to be presented for consideration at our 2004 Annual Meeting of Stockholders and included in MAGI's proxy materials relating to such meeting must be received by us no later than December 13, 2003, which is 120 calendar days prior to the anniversary of this year's proxy statement mailing date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy related to that meeting.

        The attached proxy card grants the proxy holders discretionary authority to vote on any matter properly raised at the 2003 Annual Meeting of Stockholders. If you wish to present a proposal at MAGI's 2004 Annual Meeting of Stockholders and do not intend to include the proposal in MAGI's proxy statement relating to that meeting, you must give MAGI notice of such proposal by February 26, 2004, which is 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement. If you fail to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2004 Annual Meeting of Stockholders.

Other Matters

        Other than the proposals listed above, our Board of Directors does not intend to present any other matters to be voted on at the 2003 Annual Meeting of Stockholders. Our Board of Directors is not currently aware of any other matters that will be presented by others for action at the 2003 Annual Meeting of Stockholders. However, if other matters are properly presented at the 2003 Annual Meeting of Stockholders and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

        A board of eight (8) directors is to be elected at the 2003 Annual Meeting of Stockholders. The nominees for election at the 2003 Annual Meeting of Stockholders are: Moe Grzelakowski, Eric Halvorson, Thomas Kinkade, C. Joseph LaBonte, Herbert D. Montgomery, Donald Potter, Richard E. Stearns and Anthony D. Thomopoulos, (the "Nominees"). The Board of Directors selected and approved the Nominees for election to the Board of Directors. If elected, the Nominees will serve as directors until the 2004 Annual Meeting of Stockholders, and until their successors are elected and qualified or until their earlier resignation or removal.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of the Nominees. All of the Nominees currently serve as our directors. In the event any Nominee is unable or declines to serve as a director at the time of the 2003 Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware that any of the Nominees will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of the Nominees.

Vote Required

        If a quorum is present and voting, the eight (8) Nominees receiving the highest number of affirmative votes, in person or by proxy, will be elected to the Board of Directors. Abstentions and broker non-votes will be counted as present for the purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not, however, be counted in the tabulation of the voting results with respect to the election of directors.

Information Concerning the Nominees

        The following table sets forth the name and age of the Nominees, the positions of each with MAGI and the period during which each has served as one of our directors. Information as to the stock ownership of each of our directors and all of our current executive officers as a group is set forth below under "Principal Stockholders." Additional information regarding each Nominee appears after the table.

Name	Age	Position(s) with Media Arts Group, Inc.	Director Since
Anthony D. Thomopoulos	65	Chairman of the Board of Directors and Chief Executive Officer	2000
Moe Grzelakowski	48	Member of the Board of Directors and Member of the Audit, Compensation and Nominating and Governance Committees	2001
Eric Halvorson	54	Member of the Board of Directors, Member of the Audit Committee and Chairman of the Nominating and Governance Committee	2001
Thomas Kinkade	45	Member of the Board of Directors and Art Director	1990

C. Joseph LaBonte	63	Member of the Board of Directors, Chairman of the Compensation Committee and Member of the Nominating and Governance Committee	2001
Herbert D. Montgomery	60	Member of the Board of Directors, Executive Vice President, Chief Financial Officer and Treasurer	2000
Donald Potter	57	Member of the Board of Directors, Chairman of the Audit Committee and Member of the Nominating and Governance Committee	2001
Richard E. Stearns	51	Member of the Board of Directors and Member of the Compensation and Nominating and Governance Committees	2002

        There are no family relationships between any of our directors or executive officers.

        Mr. Anthony D. Thomopoulos has been a member of MAGI's Board of Directors since July 2000, the Chairman of the Board of Directors since June 2001 and the Chief Executive Officer since August 2002. Mr. Thomopoulos served as MAGI's interim Chief Executive Officer from June 2001 to January 2002. From July 1999 to April 2001, Mr. Thomopoulos was the Vice Chairman of the Board of OnVANTAGE, Inc., formerly Familyroom.com. From March 1995 to December 1997, Mr. Thomopoulos was the Chief Executive Officer of MTM Entertainment and President of The Family Channel, both subsidiaries of International Family Entertainment, Inc. From April 1991 to February 1995 he was President of Amblin Television, a division of Amblin Entertainment. In 1989 he founded Thomopoulos Productions, an independent motion picture and television production company. In 1986 he was named Chairman of the Board of Directors of United Artist Pictures. Prior thereto, he spent 12 years at ABC in positions including Vice President of Prime Time Programs and President of ABC Broadcast Group.

        Mr. Thomas Kinkade co-founded MAGI through a preceding company in 1990 and has been the Art Director and a member of the Board of Directors since its inception. Mr. Kinkade has provided artwork to MAGI for its productions since its inception. In addition, Mr. Kinkade provides strategic vision for the Thomas Kinkade brand, assisting in product development and communicating MAGI's brand message through public appearances and books. Prior to March 1990, Mr. Kinkade was a self-employed artist.

        Ms. Moe Grzelakowski has been a member of MAGI's Board of Directors since November 2001. Since January 2001, Ms. Grzelakowski has been Chief Executive Officer of MindGifts. In April 2002 she became President of Oak Hills Country Club. From July 2000 to January 2001, Ms. Grzelakowski was Senior Vice President of Dell Computer. From January 1996 to July 2000, Ms. Grzelakowski was the Senior Vice President and General Manager of strategic marketing for Motorola's Network Solutions. Ms. Grzelakowski's earlier positions at Motorola included Vice President and General Manager of the International Cellular Infrastructure Division, and corporate Vice President and General Manager of Cellular Systems Group. Ms. Grzelakowski also held various managerial and technical positions at AT&T and Bell Laboratories from July 1977 to January 1996. Ms. Grzelakowski holds a bachelors degree in electrical engineering and masters degrees in computer science and management from Northwestern University.

        Mr. Eric Halvorson has been a member of MAGI's Board of Directors since November 2001. From August 2000 to present, Mr. Halvorson has been a Visiting Professor of Business Law and Accounting at

Pepperdine University, Malibu, California, where he instructs classes in Legal and Regulatory Environment of Business, Financial Accounting and Corporate Finance. From January 1995 to August 2000, Mr. Halvorson was Executive Vice President and Chief Operating Officer of Salem Communications Corporation, the largest U.S. radio broadcasting company that targets audiences interested in religious and family issues. From 1983 to January 1995, Mr. Halvorson, a member of the Wisconsin and California State Bar Associations, practiced law with the law firm of Godfrey and Kahn, a Milwaukee, Wisconsin based law firm, where he specialized in corporate, banking and securities law with a particular emphasis in mergers and acquisitions. Prior to practicing law, Mr. Halvorson was a Certified Public Accountant with Arthur Andersen & Company in Atlanta. Mr. Halvorson holds a Bachelor of Science degree in accounting from Bob Jones University and a Juris Doctor degree from Duke University School of Law. Mr. Halvorson is currently a director of Salem Communications Corporation, Computer Motion, Inc. and a privately owned company.

        Mr. C. Joseph LaBonte has been a member of MAGI's Board of Directors since November 2001. Mr. LaBonte was the President and Chief Executive Officer of Jenny Craig, Inc. from April 1994 to December 1997 and was a director of Jenny Craig, Inc. from August 1992 to January 1998. From May 1987 to January 1990, Mr. LaBonte was President, Chief Operating Officer and a director of Reebok International Ltd. From 1979 through 1983, Mr. LaBonte was President, Chief Operating Officer and a director of 20th Century Fox Film Corporation. Mr. LaBonte holds a Master of Business Administration degree from Harvard Business School, where he graduated as a Baker Scholar, a Bachelor of Science degree in Industrial Technology and an Associate of Mechanical Engineering degree from Northeastern University. Mr. LaBonte is the Chairman of The Vantage Group, an investment and financial advisory firm, which he founded in 1983. Mr. LaBonte also serves as a director of a privately owned company.

        Mr. Herbert D. Montgomery has been a member of MAGI's Board of Directors since July 2000 and has served as MAGI's Executive Vice President and Chief Financial Officer since May 2001. From November 1999 to May 2001, Mr. Montgomery was Executive Vice President, Chief Financial Officer and Treasurer of Standard Media International. From January 1998 to November 1999, Mr. Montgomery was the Senior Vice President, Chief Financial Officer and Treasurer of Cotelligent, Inc. From June 1994 to January 1998, Mr. Montgomery was Senior Vice President, Chief Financial Officer and Treasurer of Guy F. Atkinson. Mr. Montgomery has specialized in high growth, high technology and turn-around environments. He has taken three companies public and has served as Chief Financial Officer of technology, product and services companies over the last 20 years. In September 2001, Standard Media International filed for bankruptcy. Mr. Montgomery holds a Master of Science degree in Management and a Bachelor of Science degree in Finance from California State University, Northridge. Mr. Montgomery is currently a director of Institute for OneWorld Health.

        Mr. Donald Potter has been a member of MAGI's Board of Directors since November 2001. Mr. Potter has served as a consultant to senior management of substantial companies since 1973. From 1984 to present, Mr. Potter has served senior management of various domestic and foreign companies while heading Windermere Associates, Inc. From 1973 to 1984, Mr. Potter was with the international consulting firm of McKinsey & Company, where he served as a partner from July 1979 to March 1984. Mr. Potter holds a Master of Business Administration degree from Harvard Business School, where he graduated as a Baker Scholar, an award granted to five percent of the graduating class. Mr. Potter is also a magna cum laude graduate in Arts and Letters from the University of Notre Dame. Mr. Potter currently serves as a director of two private companies.

        Mr. Richard Stearns has been a member of MAGI's Board of Directors since January 2002. Mr. Stearns is currently President of World Vision U.S., a position he assumed in June 1998. Prior to that, Mr. Stearns held positions with Lenox Inc. from June 1987 to June 1998. He served as President and Chief Executive Officer of Lenox Inc. from 1995 to 1998. From 1977 to 1985 Mr. Stearns held various executive and management positions with Gillette, Parker Brother Games and the Franklin Mint. Mr. Stearns

received a Bachelor's Degree from Cornell University in Neurobiology and a Master's Degree in Business Administration from the Wharton School at the University of Pennsylvania.

Vote Required and Board of Directors' Recommendation

        The Nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the 2003 Annual Meeting of Stockholders will be elected as directors. The Board of Directors has unanimously approved Moe Grzelakowski, Eric Halvorson, Thomas Kinkade, C. Joseph LaBonte, Herbert D. Montgomery, Donald Potter, Richard E. Stearns and Anthony D. Thomopoulos as its Nominees and recommends that stockholders vote "FOR" the election of the Nominees.

Board of Directors and Committee Meetings

        Our Board of Directors held five meetings during fiscal 2002. In fiscal 2002 the Board of Directors had Audit, Compensation, Nominating and Governance and Executive Committees. The Nominating and Governance Committee was formed in October 2002 and therefore did not hold a regular meeting during fiscal 2002. All of our directors attended at least 75% of the meetings of the Board of Directors and any applicable committee held while they were members of our Board of Directors or the applicable committee.

Committee	Members	Committee Functions	Meetings Held in Fiscal 2002
Audit	Donald Potter Moe Grzelakowski Eric Halvorson	• Reviews MAGI's financial reporting processes and internal accounting and financial controls	7
		• Reviews with management and the independent accountants MAGI's audited financial statements, the independent audit plan and any modifications thereto and the reports of MAGI's independent public accountants
		• Reviews and discusses with the independent accountants their independence from MAGI
		• Reviews the independent accountants' performance
		• Approves all professional services performed by our independent public accountants
		• Recommends the selection of independent public accountants to our Board of Directors, subject to ratification by the stockholders
Compensation	C. Joseph LaBonte Moe Grzelakowski Richard E. Stearns	• Reviews and approves compensation for our officers and our Chief Executive Officer	17
		• Reviews and makes recommendations to the Board regarding general compensation goals and guidelines for MAGI's employees and the criteria on which bonuses to employees are determined

• Reviews and makes recommendations to the Board regarding the compensation policy for directors of and consultants to MAGI
Nominating and Governance	Eric Halvorson Moe Grzelakowski C. Joseph LaBonte Donald Potter	• Evaluates the composition, organization and governance of our Board of Directors and its committees	—
	Richard E. Stearns	• Develops and recommends to the Board the governance principles applicable to MAGI
• Recommends nomination of Board and committee members
• Oversees and evaluates Board performance
Executive	Moe Grzelakowski Eric Halvorson	• Evaluated continued employment of an executive officer	9
	Thomas Kinkade C. Joseph LaBonte Herbert D. Montgomery Donald Potter Richard E. Stearns Anthony D. Thomopoulos	• Considered matters delegated by the Board

Director Compensation

        We do not pay directors who are also officers of MAGI additional compensation for their service as directors. At the start of fiscal 2002, compensation for directors who were not employees of MAGI or of any of our subsidiaries, also called "non-employee directors," generally included the following:

  •
  an annual retainer of $15,000 ($30,000 for the Chairman of the Board as of 2002) until November 2002, at which time we increased our directors' annual retainer to $30,000,

  •
  $2,000 for each Board of Directors or Executive Committee meeting attended ($3,000 for the Chairman as of 2002),

  •
  certain expenses of attending Board of Directors meetings,

  •
  an option to purchase 5,000 shares of our Common Stock, and

  •
  $500 to $1,000, depending on the duration of the meeting, for committee meetings attended by those directors serving on the Audit Committee, Compensation Committee and/or Nominating and Governance Committee ($2,000 for the Chairman as of 2002).

        As of March 20, 2003 the non-employee directors were Ms. Grzelakowski and Messrs. Halvorson, LaBonte, Potter and Stearns.

        During fiscal 2002, Ms. Grzelakowski and Messrs. Halvorson, LaBonte, Potter and Stearns were our non-employee directors. Mr. Thomopoulos was a non-employee director from January 2002 until August 2002, and Mr. Ford was a non-employee director from August 2002 until January 2003.

        Under the 1998 Stock Incentive Plan, non-employee directors received an annual option grant to purchase 5,000 shares of our Common Stock at 85% of the fair market value of our Common Stock on the date of grant. "Fair market value" is defined in the 1998 Stock Incentive Plan as the closing price of our stock on the date the option is granted. Under the 1998 Stock Incentive Plan, the last annual option grant to each non-employee director of 5,000 shares of Common Stock was made in November 2001 to Messrs. Halvorson, LaBonte and Potter and Ms. Grzelakowski at an exercise price of $2.72 per share and in January 2002 to Messrs. Stearns and Thomopoulos at an exercise price of $2.68 per share. In July 2002, the 1998 Stock Incentive Plan was terminated and replaced by the 2002 Stock Plan. The 2002 Stock Plan provides for an annual grant of 5,000 options to non-employee directors at 85% of the fair market value of our Common Stock on the date of grant. During fiscal 2002, MAGI did not make any annual option grants to non-employee directors under the 2002 Stock Plan.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for MAGI's directors, officers and other employees. Our Compensation Committee consists of Ms. Grzelakowski and Messrs. LaBonte and Stearns. Mr. Thomopoulos, our Chief Executive Officer, participated in some discussions and decisions regarding salaries and incentive compensation for all employees and consultants. Mr. Thomopoulos was excluded, however, from discussions regarding his own salary and incentive compensation. During fiscal 2002, no member of MAGI's Compensation Committee was also an employee of MAGI. During fiscal 2002, no executive officer of MAGI served on the board or compensation committee of another company that had an executive officer serve on the MAGI Board of Directors or Compensation Committee.

Executive Officers

        The following table sets forth information about our executive officers as of March 20, 2002. Additional information regarding each executive officer appears after the table.

Name	Age	Position
Anthony D. Thomopoulos	65	Chairman of the Board and Chief Executive Officer
Herbert D. Montgomery	60	Member of the Board of Directors, Executive Vice President and Chief Financial Officer
Steve Paszkiewicz	47	Executive Vice President and Chief Operating Officer
Rose Capistran	43	Vice President, Human Resources
Robert Murray	43	Vice President, General Counsel and Secretary

        Mr. Anthony D. Thomopoulos has been a member of MAGI's Board of Directors since July 2000, the Chairman of the Board of Directors since June 2001 and the Chief Executive Officer since August 2002. Mr. Thomopoulos served as the Company's interim Chief Executive Officer from June 2001 to January 2002. From July 1999 to April 2001, Mr. Thomopoulos was the Vice Chairman of the Board of OnVANTAGE, Inc., formerly Familyroom.com. From March 1995 to December 1997, Mr. Thomopoulos was the Chief Executive Officer of MTM Entertainment and President of The Family Channel, both subsidiaries of International Family Entertainment, Inc. From April 1991 to February 1995 he was President of Amblin Television, a division of Amblin Entertainment. In 1989 he founded Thomopoulos Productions, an independent motion picture and television production company. In 1986 he was named Chairman of the Board of Directors of United Artist Pictures. Prior thereto, he spent 12 years at ABC in positions including Vice President of Prime Time Programs and President of ABC Broadcast Group.

        Mr. Herbert D. Montgomery has been a member of MAGI's Board of Directors since July 2000 and has served as MAGI's Executive Vice President and Chief Financial Officer since May 2001. From November 1999 to May 2001, Mr. Montgomery was Executive Vice President, Chief Financial Officer and Treasurer of Standard Media International. From January 1998 to November 1999, Mr. Montgomery was the Senior Vice President, Chief Financial Officer and Treasurer of Cotelligent, Inc. From June 1994 to

January 1998, Mr. Montgomery was Senior Vice President, Chief Financial Officer and Treasurer of Guy F. Atkinson. Mr. Montgomery has specialized in high growth, high technology and turn-around environments. He has taken three companies public and has served as Chief Financial Officer of technology, product and services companies over the last 20 years. In September 2001, Standard Media International filed for bankruptcy. Mr. Montgomery holds a Master of Science degree in Management and a Bachelor of Science degree in Finance from California State University, Northridge. Mr. Montgomery is currently a director of Institute for OneWorld Health.

        Mr. Steve Paszkiewicz joined MAGI in November 2001 as Vice President of Information Systems, and became Executive Vice President and Chief Operating Officer in August 2002. Prior to joining the Company, Mr. Paszkiewicz was Vice President and Chief Operating Officer at Saama Technologies, Inc. during 2000. From 1997 to 2000, Mr. Paszkiewicz was Vice President and Chief Information Officer at Sanmina Corporation. From 1996 to 1997, Mr. Paszkiewicz was Director, Global Information Systems, Silicon Graphics, Inc. From 1989 to 1996, Mr. Paszkiewicz was at Sun Microsystems and held the following positions: Director, Global Operations (1996 to 1997); Director, Global IT Production Data Center Services (1994 to 1995); Director, U.S. Systems Administration Services (1993 to 1994); Director, European Field Operations (1992 to 1993); Manager, U.S. Field Operations (1989 to 1992). Mr. Paszkiewicz was in the United States Marine Corps from 1974 to 1976. He holds a Bachelor of Science degree in Business Administration from River College in New Hampshire.

        Ms. Rose Capistran joined MAGI as Vice President of Human Resources in August 2000. She was a consultant with EmploymentServices.com in San Francisco, California from 1999 to August 2000 and with Allen Latham LLP, London, England from 1997 to 1999. From 1986 to 1996, she was Director, Assistant Vice President and Vice President of Human Resources for Transamerica Information Systems in Atlanta, Georgia, Transamerica Insurance Group in Woodland Hills, California and Transamerica Real Estate Tax in San Francisco, California. Prior to that she was Manager of Industrial Relations for Custom Plastics/ Suncast Inc. in Chicago, Illinois from 1983 to 1986. Ms. Capistran's Human Resources experience includes private and public companies, manufacturing, service, retail and financial services. Ms. Capistran is a director of the Morgan Hills California Chamber of Commerce, an active member in both the National and Northern California Society for Human Resources Management and the National Association of Female Executives. She has been an instructor for Change Management courses for both the AMA, American Management Association, in Chicago, Illinois and IPHR, The International Professional Human Resources Association, in London, England.

        Mr. Robert C. Murray has been MAGI's Vice President, General Counsel and Secretary since January 2002. Prior to joining MAGI, Mr. Murray was Vice President, General Counsel and Secretary of Affinity Internet, Inc. from February 2000 to December 2001. From October 1997 to February 2000, he was Vice President, General Counsel and Secretary of NewStar Media, Inc. and Dove Entertainment. Prior to that time, Mr. Murray practiced with the law firm of O'Melveny & Myers LLP in Los Angeles, California. He holds a Bachelor degree in Political Science from the University of Washington, a doctorate in Chemistry from the Massachusetts Institute of Technology and a law degree from Stanford University.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Board of Directors, acting upon the recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP, independent accountants, to audit our financial statements for the fiscal year ending December 31, 2003. We expect that a representative of PricewaterhouseCoopers LLP will be present at the 2003 Annual Meeting of Stockholders, and will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions.

Audit Fees

        PricewaterhouseCoopers LLP billed MAGI $374,144 in fiscal 2002 for professional services rendered by PricewaterhouseCoopers LLP in connection with the audit of MAGI's annual financial statements and the reviews of MAGI's interim financial statements.

Financial Information Systems Design and Implementation Fees

        MAGI did not engage PricewaterhouseCoopers LLP to provide it with advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees

        Fees billed to MAGI by PricewaterhouseCoopers LLP during fiscal 2002 for all other services totaled $41,175, all of which was for consulting services.

        Before selecting PricewaterhouseCoopers LLP, the Audit Committee carefully considered PricewaterhouseCoopers LLP's qualifications as independent accountants. This included a review of the qualifications of the engagement team, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee's review also included matters to be considered under the SEC's rules regarding auditor independence, including the nature and extent of non-audit services, to ensure that the accountants' independence will not be impaired. The Audit Committee expressed its satisfaction with PricewaterhouseCoopers LLP in all of these respects. The Audit Committee of our Board of Directors has determined that the provision of services by PricewaterhouseCoopers LLP other than for audit related services is compatible with maintaining the independence of PricewaterhouseCoopers LLP as our independent accountants.

Vote Required and Board of Directors' Recommendation

        Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants is not required by our bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

        The affirmative vote of the holders of a majority of the shares of our Common Stock present or represented and voting at the 2003 Annual Meeting of Stockholders will be required to approve this proposal. The Board of Directors has unanimously approved this proposal and recommends that stockholders vote "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as MAGI's independent accountants for the fiscal year ending December 31, 2003.

PRINCIPAL STOCKHOLDERS

        The following table provides information relating to the beneficial ownership of our Common Stock as of March 20, 2003 by:

  •
  each stockholder known by us to own beneficially more than 5% of our Common Stock;

  •
  each of our executive officers named in the summary compensation table on page 14 of this Proxy Statement;

  •
  each of our directors; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. The column captioned "Total Shares and Shares Underlying Exercisable Options Beneficially Owned" includes the number of shares of our Common Stock subject to options that are currently exercisable or will become exercisable on or before May 19, 2003, sixty (60) days from our Record Date for the 2003 Annual Meeting of Stockholders. The number of shares subject to options that each beneficial owner has the right to acquire on or before May 19, 2003 is listed separately under the column "Number of Shares Underlying Options." These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 13,224,603 shares of our Common Stock outstanding as of March 20, 2003. The address for those individuals for which an address is not otherwise provided is c/o Media Arts Group, Inc., 900 Lightpost Way, Morgan Hill, California 95037. Unless otherwise indicated, we believe the stockholders listed below have sole voting or investment power with respect to all shares, subject to applicable community property laws.

Name and Address(1)	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options Exercisable on or before May 19, 2003	Total Shares and Shares Underlying Exercisable Options Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Principal Stockholders
Kenneth E. Raasch(2)	1,991,591	—	1,991,591	15.06
FMR Corp.(3)	1,322,000	—	1,322,000	10.00
Dimensional Fund Advisors(4)	797,950	—	797,950	6.03
Named Executive Officers and Nominees
Anthony D. Thomopoulos	1,000	10,000	11,000	*
Ron Ford	—	—	—	*
Thomas Kinkade(5)	4,267,276	600,000	4,867,276	35.21
Moe Grzelakowski	—	5,000	5,000	*
Eric Halvorson	5,000	5,000	10,000	*
C. Joseph LaBonte	—	5,000	5,000	*
Herbert D. Montgomery(6)	2,000	91,667	93,667	*
Donald Potter	—	5,000	5,000	*
Richard E. Stearns	750	5,000	5,750	*
Steve Paszkiewicz	—	10,000	10,000	*
Rose Capistran	—	33,333	33,333	*
Robert Murray	—	10,000	10,000	*
All current executive officers and directors as a group (11 persons)	4,276,026	780,000	5,056,026	36.10

*
Less than 1%

(1)
The address for Mr. Raasch is 333 W. Santa Clara Street, Suite 1000, San Jose, CA 95113. The address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109. The address for Dimensional Fund Advisors is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. The address for Dr. Ford is McGuinne, Hillsman & Palefsky, 535 Pacific Avenue, San Francisco, CA 94133.

(2)
Includes shares held in the Raasch 1993 Revocable Trust.

(3)
Information is derived from Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on or about June 10, 2002. Pursuant to such filing, FMR Corp. claimed beneficial ownership of the shares and disclaimed the power to vote and to dispose or direct the disposition of the shares. This number consists of 1,322,000 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, as a result of acting as an investment adviser to various registered investment companies. FMR Group is the parent company of various Fidelity funds and related parties. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 1,322,000 shares of the Common Stock outstanding. Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a Director of FMR Corp., are also listed on the Schedule 13G as beneficial owners of the 1,322,000 shares.

(4)
Information is derived from Schedule 13G (Amendment) filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission on or about February 3, 2003. Pursuant to such filing, Dimensional Fund Advisors claimed voting and/or investment power over the shares and disclaimed beneficial ownership of the shares.

(5)
Includes shares held in the Kinkade Family Trust.

(6)
These shares are held in the Montgomery Family Trust.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following Summary Compensation Table sets forth, for (i) the fiscal year ended December 31, 2002, (ii) the transition period from April 1, 2001 to December 31, 2001, (iii) the fiscal year ended March 31, 2001 and (iv) the fiscal year ended March 31, 2000, certain information regarding the compensation of each individual who served as Chief Executive Officer during fiscal 2002 and our four next most highly compensated executive officers whose compensation exceeded $100,000 in fiscal 2002 for services rendered in all capacities for the years indicated (the "Named Executive Officers").

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year/ Transaction Period	Salary($)(1)	Bonus/ Commission($)	Securities Underlying Options(#)(2)	All Other Compensation($)
Anthony D. Thomopoulos Chief Executive Officer and Chairman of the Board of Directors	2002 04/01/01- 12/31/01 2001 2000	$258,442 270,750 40,000 —	$150,000 500,000 — —	5,000 — 5,000 —	$2,616 — —	(3)
Ron D. Ford Former Chief Executive Officer	2002 04/01/01- 12/31/01 2001 2000	331,737 — — —	— — — —	525,000 — — —	125,184 — — —	(4)
Herbert D. Montgomery Executive Vice President, Chief Financial Officer and Director	2002 04/01/01- 12/31/01 2001 2000	312,000 200,091 83,000 —	108,576 55,000 — —	— 130,000 5,000 —	5,840 6,985 — —	(5) (5)
Steve Paszkiewicz Executive Vice President and Chief Operating Officer	2002 04/01/01- 12/31/01 2001 2000	237,958 27,307 — —	71,838 — — —	30,000 — — —	— — — —
Rose Capistran Vice President, Human Resources	2002 04/01/01- 12/31/01 2001 2000	179,750 116,500 109,436 —	36,399 71,000 57,081 —	— — 50,000 —	2,600 1,369 — —	(6) (6)
Robert Murray Vice President, General Counsel and Secretary	2002 04/01/01- 12/31/01 2001 2000	206,903 — — —	46,553 — — —	30,000 — — —	31,365 — — —	(7)

(1)
Includes directors' fees of $44,500, $2,000 and $40,000 paid to Mr. Thomopoulos for his services as a non-employee director from January 2002 until August 2002, in the transition period from April 4, 2001 to December 31, 2001, and in fiscal 2001, respectively. Includes directors' fees of $7,000 and $83,000 paid to Mr. Montgomery for his services as a non-employee director in the transition period from April 1, 2001 to December 31, 2001 and in fiscal 2001, respectively.

(2)
Includes a grant for 5,000 options made by MAGI to Mr. Thomopoulos in each of fiscal 2002 and fiscal 2001 for his services as a non-employee director, and a grant for 5,000 options made by MAGI to Mr. Montgomery in fiscal 2001 for his services as a non-employee director.

(3)
Includes $2,616 in medical insurance premiums paid by MAGI on behalf of Mr. Thomopoulos.

(4)
Includes $22,643 in hotel accommodation expenses reimbursed by MAGI, $467 in medical insurance premiums paid by MAGI on behalf of Mr. Ford, $56,785 in artwork contributed by MAGI to Mr. Ford, $33,195 in certain personal expenses reimbursed by MAGI, $7,453 in automobile lease and insurance expenses, $2,240 in life insurance premiums paid by MAGI on behalf of Mr. Ford and $2,401 in matching contributions by MAGI to Mr. Ford's 401(k) retirement savings plan.

(5)
Includes $2,840 in life insurance premiums paid by MAGI on behalf of Mr. Montgomery in fiscal 2002, $3,000 and $2,485 in matching contributions by MAGI to Mr. Montgomery's 401(k) retirement savings plan in fiscal 2002 and the transition period from April 1, 2001 to December 31, 2001, respectively, and $4,500 in payments by MAGI to Mr. Montgomery under MAGI's Profit Sharing Plan in the transition period from April 1, 2001 to December 31, 2001.

(6)
Includes $2,600 in matching contributions by MAGI to Ms. Capistran's 401(k) retirement savings plan in fiscal 2002 and $1,369 in payments by MAGI to Ms. Capistran under MAGI's Profit Sharing Plan in the transition period from April 1, 2001 to December 31, 2001.

(7)
Includes $28,530 in hotel accommodation expenses paid by MAGI on Mr. Murray's behalf and $2,835 in matching contributions by MAGI to Mr. Murray's 401(k) retirement savings plan.

Option Grants in Fiscal 2002

        During fiscal 2002, we granted options to acquire 40,000 shares of Common Stock to employees who are not executive officers and to consultants under our stock option plans with a weighted average exercise price of $3.15. During fiscal 2002, we granted options to acquire 10,000 shares of Common Stock to our non-employee directors under our stock option plans with a weighted average exercise price of $2.68. During fiscal 2002, we granted options to acquire 585,000 shares of Common Stock to our executive officers.

        The table below shows stock option grants to the Named Executive Officers during fiscal 2002.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal 2002(2)
Name			Exercise Price ($/SH)(3)	Expiration Date
					5%($)	10%($)
Anthony D. Thomopoulos	5,000*	0.8%	$2.68	1/24/2012	$8,427	$21,356
Ron D. Ford	525,000	84	3.15	1/24/2012	1,040,034	2,635,652
Herbert D. Montgomery	—	—	—	—	—	—
Steve Paszkiewicz	30,000	4.8	3.15	1/24/2012	59,431	150,609
Rose Capistran	—	—	—	—	—	—
Robert Murray	30,000	4.8	3.15	1/24/2012	59,431	150,609

*
Director shares.

(1)
Mr. Thomopoulos' options were immediately exercisable upon grant. The options for Messrs. Paszkiewicz and Murray vest in equal annual installments over a three-year period from the date of grant. Mr. Ford's options vest 1/3 immediately upon grant, 1/3 upon the first anniversary of the grant date and the remaining 1/3 on the second anniversary of the grant date.

(2)
Based on a total of 625,000 options granted to all employees during fiscal 2002.

(3)
These options were granted at no less than fair market value of MAGI's Common Stock on the date of grant, except for Mr. Thomopoulos' grant, which was made at 85% of the fair market value of MAGI's Common Stock on the date of grant.

(4)
We are required by the SEC to use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent MAGI's estimate or projection of the future Common Stock price nor does it take into account the appreciation, if any, in the price of our Common Stock since the date of grant. If MAGI's Common Stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides information relating to option exercises by the Named Executive Officers during fiscal 2002. In addition, it indicates the number and value of vested and unvested options held by the Named Executive Officers as of December 31, 2002.

			Number of Securities Underlying Unexercised Options at December 31, 2002(#)(1)		Value of Unexercised In-the-Money Options at December 31, 2002($)(2)
	Shares Acquired on Exercise(#)
Name		Realized Value($)
			Exercisable(#)(3)(4)	Unexercisable(#)(4)(5)	Exercisable	Unexercisable
Anthony D. Thomopoulos	—	—	10,000	—	—	—
Ron Ford	—	—	—	—	—	—
Herbert D. Montgomery	—	—	48,333	86,667	—	—
Steve Paszkiewicz	—	—	10,000	20,000	—	—
Rose Capistran	—	—	33,333	16,667	—	—
Robert Murray	—	—	—	30,000	—	—

(1)
Mr. Thomopoulos' options were immediately exercisable at the time of grant. Of Mr. Montgomery's options, 5,000 were immediately exercisable at the time of grant and the remainder vest in equal annual installments over a three-year period from the date of grant. The options for Ms. Capistran and for Messrs. Paszkiewicz and Murray vest in equal annual installments over a three-year period from the date of grant.

(2)
The value, if any, of the unexercised in-the-money options is based on the closing price of $2.57 of MAGI's Common Stock, as reported on the New York Stock Exchange, on December 31, 2002 and is net of the exercise price of such options. The amounts in this column may not represent amounts actually realized by the Named Executive Officers.

(3)
Represents shares that are immediately exercisable and/or vested.

(4)
Includes unexercised out-of-the-money options.

(5)
Represents shares that are not vested and not immediately exercisable.

Employment Contracts and Termination of Employment and Change in Control Arrangements

  (i)    Employment Agreements

        Mr. Thomopoulos, MAGI's current Chief Executive Officer, has an Employment Agreement with MAGI dated as of September 16, 2002. The Employment Agreement provides for a base annual salary of $500,000. The Employment Agreement does not provide Mr. Thomopoulos with any right to receive additional compensation upon a change of control of MAGI.

        Mr. Montgomery, MAGI's current Chief Financial Officer, has an Employment Agreement with MAGI dated as of January 9, 2002. The Employment Agreement provides for a base annual salary of $300,000. The Employment Agreement provides that, upon a termination of Mr. Montgomery's employment prior to the end of the contract term (i) by MAGI other than for cause or (ii) by Mr. Montgomery for good reason, Mr. Montgomery would be entitled to receive his base salary for the contract term or one year, whichever is greater, and benefits for one year from the termination date. The term "good reason" includes a material diminution in Mr. Montgomery's position, authority, duties or responsibilities within twelve months after a change in control of MAGI.

        In April 2002, MAGI entered into an Employment Agreement dated as of January 9, 2002 with Ron Ford, MAGI's then Chief Executive Officer. The Employment Agreement entitled Mr. Ford to an annual salary of $500,000 for his first year of service as MAGI's Chief Executive Officer. The Employment Agreement was terminated in August 2002.

        We currently have no other employment contracts with any of our Named Executive Officers.

  (ii)    Termination of Employment and Change in Control Arrangements

        On May 14, 2001 Mr. Montgomery received options for an aggregate of 130,000 shares of MAGI's Common Stock. Upon a change in control of MAGI, any unvested shares subject to these options will vest immediately.

        Each of Ms. Capistran and Messrs. Paszkiewicz and Murray received an offer letter from MAGI which provides that each is entitled to one year severance if MAGI terminates his or her employment at any time, except for cases of misconduct or negligence. Additionally, in accordance with MAGI's 1998 Stock Option Plan and the stock option agreements between MAGI and each executive officer, the vesting of options granted to each such officer will accelerate fully upon a change in control of MAGI.

Certain Relationships and Related Transactions

  (i)    Transactions With Management and Others

        License Agreement with Thomas Kinkade.    Effective December 3, 1997, MAGI entered into a license agreement with Thomas Kinkade. The License Agreement supersedes a previous license agreement under which Mr. Kinkade received a flat fee of $18,750 per painting delivered to MAGI for reproduction and a royalty agreement under which MAGI paid Mr. Kinkade a royalty of 5.0% of net sales of company owned stores using his name and certain other arrangements. Under the License Agreement, Mr. Kinkade receives a flat fee of $25,000 per painting delivered to MAGI for reproduction and he is paid a royalty of 4.5% of the net sales of Thomas Kinkade branded artwork and products through May 8, 2000 and 5.0% of the net sales of Thomas Kinkade branded artwork and products thereafter. Mr. Kinkade is also employed by MAGI as Art Director.

        Under the License Agreement, Thomas Kinkade granted MAGI perpetual and exclusive rights to each image produced by Mr. Kinkade under the License Agreement, as well as to the library of over 170 existing Thomas Kinkade images, subject to certain exceptions. In particular, MAGI has the exclusive right to produce, sell, distribute and promote reproductions of Mr. Kinkade's artwork in any form and the right to use the name and likeness of the artist in promoting the sale of its products and development of any brand name associated with Mr. Kinkade. The License Agreement requires Mr. Kinkade to deliver 150 paintings to MAGI during the period commencing December 3, 1997 and ending 15 years thereafter, with at least 10 paintings to be delivered during each of the first five years. Mr. Kinkade has the right to approve MAGI's products based upon his artwork, as well as promotional materials, business plans and strategic relationships relating to such products or the use of his name or likeness. Mr. Kinkade retains ownership of the original paintings he produces.

        The License Agreement permits Mr. Kinkade to reproduce up to two pieces annually to raise money for the City of Placerville, California. Mr. Kinkade also retained the right to use his name, likeness and certain artwork in association with non-profit organizations. In addition, Mr. Kinkade retained the right to use his name in connection with for-profit ventures with MAGI's prior consent, provided that he first offers the opportunity to MAGI. Mr. Kinkade is otherwise subject to a non-compete agreement with MAGI under the License Agreement.

        The License Agreement is terminable by either party after failure by the other party for 90 days to cure a material breach of the agreement. In addition, Mr. Kinkade may terminate the License Agreement in the event of MAGI's insolvency or upon a change of control of MAGI. A change in control is defined to occur on the date when any person or group (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934) beneficially owns (as defined in such Rule) a number of shares of Common Stock of MAGI in excess of the number of shares then beneficially owned by Mr. Kinkade. The computation excludes stockholders as of December 3, 1997, to the extent of their beneficial holdings of Common Stock as of such date. Mr. Kinkade cannot invoke this right of termination if it is triggered as a result of Mr. Kinkade's transfer of shares. After December 3, 2012, the perpetual nature of the License Agreement may be terminated by Mr. Kinkade if MAGI engages in any material business enterprises unrelated to his work or brand name to which he objects. Upon any termination of the License Agreement by Mr. Kinkade, MAGI would be prohibited from selling any products based upon Mr. Kinkade's artwork, other than MAGI's then existing product inventory.

        MAGI incurred royalties to Mr. Kinkade under the License Agreement in the amounts of $5,689,941, $4,675,000, $8,225,000 and $9,685,000 for the fiscal year ended December 31, 2002, the nine-month period ended December 31, 2001 and the fiscal years ended March 31, 2001 and 2000, respectively.

        In addition, pursuant to the License Agreement, MAGI and Thomas Kinkade entered into a stock option agreement as of December 3, 1997, wherein MAGI granted to Mr. Kinkade a fifteen-year non-statutory option to purchase 600,000 shares of Common Stock of MAGI at $12.375, the closing price on the date of grant.

        Employment Agreement with Thomas Kinkade.    By mutual verbal agreement, Mr. Kinkade and MAGI have extended Mr. Kinkade's Employment Agreement dated January 2, 1994 for his services as Art Director. Under the Agreement, Mr. Kinkade is paid an annual base salary of $172,000, and is entitled to receive certain health benefits, vacation time, fringe benefits and reimbursement of certain expenses. In addition, under certain circumstances, MAGI is required to indemnify Mr. Kinkade.

        Ownership and Sale of Thomas Kinkade Gallery, Valley Fair.    On June 30, 1995, MAGI purchased the Thomas Kinkade Gallery, Valley Fair, from Linda L. Raasch, spouse of Kenneth E. Raasch, who was President, Chairman and Chief Executive Officer of MAGI at the time, for an aggregate purchase price of approximately $1,500,000, of which $1,200,000 was paid in the form of an 8.0% subordinated convertible promissory note due October 10, 2002. The note is convertible into Common Stock of MAGI at a price of $7.25 per share. The entire principal amount of the note was due at maturity, unless converted prior to maturity. The note was paid in full on October 10, 2002. Prior to the consummation of the sale transaction, an independent appraisal of the gallery was performed and the terms of the purchase were approved by a special committee of the board of directors.

  (ii)    Certain Business Relationships

        Licensing Agent Agreement with Creative Brands Group.    MAGI and Creative Brands Group, Inc. ("CBG") are parties to a contract dated July 17, 2001, as amended as of August 1, 2002, pursuant to which CBG manages and develops licensing arrangements with certain of MAGI's business partners. The contract also required CBG to manage the key account relationship with QVC and Avon until December 31, 2002. The contract expires July 31, 2006. Under the contract, as amended, CBG receives 24% of licensing revenues received by MAGI from the business partners that CBG manages on behalf of MAGI. CBG is primarily owned by Kenneth E. Raasch, a significant stockholder, co-founder, former Chief Executive Officer and former member of the Board of Directors of MAGI. For the year ended December 31, 2002 and the nine-month period ended December 31, 2001, MAGI incurred commissions of $1,864,000 and $631,000 to CBG, respectively.

        Trade Accounts Receivable.    Effective September 30, 2001, MAGI converted $1.6 million of trade accounts receivable, due from an entity in which a relative of Thomas Kinkade is an investor, into a full recourse three year promissory note. The balance is repayable in equal installments during the three-year period and bears interest of 12% per annum. The terms of this note are consistent with those of other notes MAGI has received from non-related parties in the sale of company-owned Thomas Kinkade stores. In addition, the related party is indebted to MAGI for the sale of MAGI for the sale of MAGI owned Thomas Kinkade stores in Monterey and Carmel, California as discussed below. The note is in default and MAGI has commenced legal proceedings to recover the full amount of the note.

        Sale of Company-Owned Store.    Effective September 15, 1999, MAGI sold company-owned Thomas Kinkade Stores located in Monterey and Carmel, California to an entity in which a relative of a founder and member of the Board of Directors is an investor. Consideration for this sale consisted of cash of $75,000 and an 8.5% promissory note in the amount of $1.1 million due in August 2006 with semi-annual principal and interest payments. The inventory in the stores at the time of the transfer was sold under a separate transaction at normal wholesale prices with extended payment terms. The terms of this company-owned store sale are consistent with the terms for the sales of other company-owned stores to non-related parties. MAGI commissioned an independent valuation of company-owned stores in Monterey and Carmel, California and the terms of the sale were based upon the independent valuation. At December 31, 2001, MAGI determined that the notes described above were impaired and accordingly wrote them down to estimated realizable value. The note is in default and MAGI has commenced legal proceedings to recover the full amount of the note.

        Charitable Contributions to World Vision U.S.    From time to time, MAGI makes donations to, contributes product to, or otherwise assists, certain charities ("Charitable Contributions"). From time to time, MAGI has made Charitable Contributions to World Vision U.S. Richard Stearns, a member of MAGI's Board of Directors, is President of World Vision U.S.

        Sales to Thomas Kinkade Foundation.    From time to time, MAGI has sold products to the Thomas Kinkade Foundation, at MAGI's cost. The Thomas Kinkade Foundation is an organization established by Thomas Kinkade and Nannette Kinkade. Mr. Kinkade is a co-founder of MAGI, a member of the Board of Directors of MAGI and the Chairman of the Board of the Thomas Kinkade Foundation.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON COMPENSATION

        Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Report of the Compensation Committee of the Board of Directors on Compensation shall not be deemed "filed" with the Commission or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Media Arts Group, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        During fiscal 2002, our Compensation Committee consisted of Ms. Grzelakowski and Messrs. LaBonte and Stearns. Our Board of Directors has adopted a written Compensation Committee Charter. During fiscal 2002, no member of the Compensation Committee was also one of our employees or of any of our subsidiaries. The Compensation Committee has overall responsibility for our executive compensation policies and practices and makes recommendations to the Board of Directors.

        The Compensation Committee has provided the following report on our compensation policies as they apply to our executive officers and our Chairman of the Board of Directors, the relationship of our performance to executive compensation and the Chief Executive Officer's compensation.

General Compensation Philosophy

        Our compensation policies are designed to address a number of objectives, including rewarding financial performance and motivating executive officers to achieve significant returns for stockholders. To promote these policies, the Compensation Committee implemented a compensation program for fiscal 2002 that was made up of (1) the Executive Management Bonus program, which is an annual cash incentive program that "pays for performance" and provides bonuses based on the realization of our annual financial goals and (2) the grant of stock options that align management's interests to those of stockholders. In some instances, the Compensation Committee approves compensation for an executive officer that is based more heavily or solely on a cash compensation basis.

        The Compensation Committee believes that executive compensation should be highly leveraged toward the incentive-based programs described above. By placing a substantial portion of an officer's compensation "at risk" in this manner, our compensation program focuses management's efforts on improving financial performance and effectively integrates executive compensation with our annual and long-term strategic objectives.

        When establishing salaries, bonus levels and stock-based awards for executive officers, the Compensation Committee considers the individual's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies, based on periodic reviews of competitive data obtained from independent consultants. However, the Compensation Committee also makes discretionary and subjective determinations of appropriate compensation amounts to reflect, for example, our philosophy of compensating executives for the success they achieve in managing specific enterprises.

        In the case of the compensation of executive officers other than the Chief Executive Officer, the Compensation Committee places considerable weight upon the recommendations of the Chief Executive Officer.

        The Importance of Ownership—A fundamental tenet of our compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through the 1998 Stock Incentive Plan and the 2002 Stock Plan, the benefits of equity ownership are extended to our executive officers and employees and of our subsidiaries. As of March 20, 2003, our directors and executive officers owned an aggregate of 4,276,026 shares and had the right to acquire an additional 780,000 shares upon the exercise of stock options, exercisable on or before May 19, 2003.

Fiscal 2002 Executive Officer Compensation Program

        The components of our executive officer compensation program are described below:

        Base Salary—We believe that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, the Compensation Committee reviews base salaries of executive officers annually and generally sets the base salary of its executive officers at or near the average of the levels paid by companies with comparable revenues either engaged in the home décor/accessories industry or located in the Silicon Valley. In addition, the Compensation Committee evaluates the specific job functions and past performance of individual officers.

        Executive Management Bonus Program—The Compensation Committee administers the discretionary Executive Management Bonus Program, which is a pay-for-performance program under which cash bonus awards are paid based upon (1) achievement of individual goals and objectives and our earnings per share and revenues reaching at or above fixed targets and (2) a percentage of each executive officer's personal base salary, with the percentage varying based on the executive's level of responsibility and management tier classification. In addition, participants are not eligible to receive bonus pay-outs unless they are our employees on the day the bonus is actually paid to all eligible employees.

        The Compensation Committee sets target bonuses at the beginning of each fiscal year based upon the recommendation of the Chief Executive Officer.

        Stock Option Grants—In fiscal 2002, the Compensation Committee granted an aggregate of 585,000 stock options under the 1998 Stock Incentive Plan to MAGI executive officers. The Compensation Committee determined the number of options to be granted to executive officers primarily by evaluating each officer's (1) respective job responsibilities, (2) past performance, (3) expected future contributions and (4) management tier classification. The Compensation Committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

  Compensation of Current Chief Executive Officer—Anthony D. Thomopoulos

        In fiscal 2002, the base annual salary for Anthony D. Thomopoulos, our Chief Executive Officer since August 2002, was $500,000. The Compensation Committee uses the same procedures described above in setting the annual salary for the Chief Executive Officer.

  Compensation of Former Chief Executive Officer—Ron D. Ford

        In fiscal 2002, the base annual salary for Ron D. Ford, our Chief Executive Officer from January 2002 to August 2002, was $500,000. In addition, Mr. Ford received options to purchase 525,000 shares of our Common Stock. The Compensation Committee used the same procedures described above in setting the annual salary, bonus and stock option awards for the former Chief Executive Officer.

  Compensation of Current Chairman—Anthony D. Thomopoulos

        Mr. Thomopoulos was appointed as the Chairman of the Board of Directors in June 2001. From January 2002 until August 2002, Mr. Thomopoulos received the compensation for a non-employee Chairman, as outlined on page 8 of this Proxy Statement.

        Tax Law Limits On Executive Compensation and Policy on Deductibility of Compensation—Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that a company may not take a tax deduction for that portion of the annual compensation paid to an executive officer in excess of

$1 million, unless certain exemption requirements are met. The 1998 Stock Incentive Plan and 2002 Stock Plan were designed to meet the exemption requirements of Section 162(m).

        Conclusion—All aspects of our executive compensation program are subject to change at the discretion of the Compensation Committee. The Compensation Committee will continue to monitor our executive compensation program on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with our annual and long-term strategic objectives.

Respectfully submitted by:
The Compensation Committee of the
Board of Directors of Media Arts Group, Inc.
C. Joseph LaBonte, Chairman
Moe Grzelakowski
Richard Stearns

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Report by the Audit Committee of the Board of Directors shall not be deemed "filed" with the Commission or "Soliciting" Material" under the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Media Arts Group, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        During fiscal 2002, our Audit Committee consisted of Ms. Grzelakowski and Messrs. Potter and Halvorson. Our Board of Directors has adopted a written Audit Committee Charter. All members of the Audit Committee as of March 20, 2003 were independent as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

        The Audit Committee reviewed and discussed the plans for, and scope of, the audit before it was performed by PricewaterhouseCoopers LLP, our independent auditors. The Audit Committee has reviewed and discussed with PricewaterhouseCoopers LLP and the management of MAGI the audited financial statements of Media Arts Group, Inc. contained in the Annual Report to stockholders for the 12-month period ended December 31, 2002. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, "Codification of Statements on Auditing Standards, Communication with Audit Committees."

        The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and has discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee has also considered whether the provision of non-audit services to MAGI by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the twelve-month period ended December 31, 2002, which was filed with the U.S. Securities and Exchange Commission on March 28, 2003.

Respectfully submitted by:
The Audit Committee of the
Board of Directors of Media Arts Group, Inc.
Donald Potter, Chairman
Moe Grzelakowski
Eric Halvorson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ending December 31, 2002 all executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements, except that (i) Mr. Paszkiewicz, an executive officer of MAGI, inadvertently failed to file on a timely basis a Form 3 with respect to his holdings of MAGI Common Stock as of August 2002, the date he became an executive officer of MAGI and (ii) Mr. Ford, then a director and executive officer of MAGI, inadvertently failed to file on a timely basis a Form 4 for a transaction occurring in November 2002, but such Form 4 was subsequently filed.

PERFORMANCE GRAPH

        Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our Common Stock shall not be deemed "filed" with the Commission or "Soliciting" Material" under the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Media Arts Group, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The following graph shows a five-year comparison of cumulative total returns for our Common Stock, the Standard & Poor's 500 Index and a peer group constructed by us and composed of Bed Bath & Beyond, Inc., Bombay Company, Inc., Coldwater Creek, Inc., Department 56, Inc., Linens 'n Things, Inc., Michaels Stores, Inc., Pier 1 Imports, Inc., Restoration Hardware, Inc., Tiffany & Company and Williams- Sonoma, Inc. (the "Peer Group"), each of which assumes an initial value of $100 and reinvestment of dividends. To date, we have not declared or paid any dividends on our Common Stock. Historic stock price performance is not necessarily indicative of future stock price performance. The Peer Group was determined by selecting companies in the collectibles and home accessories industry with market capitalization, revenues or earnings comparable to MAGI.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG MEDIA ARTS GROUP, INC., STANDARD & POOR'S 500 INDEX
AND THE PEER GROUP

OTHER MATTERS

        We know of no other matters to be submitted at the 2003 Annual Meeting of Stockholders. If any other matters properly come before the 2003 Annual Meeting of Stockholders, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

        It is important that your shares be represented at the 2003 Annual Meeting of Stockholders, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

THE BOARD OF DIRECTORS OF MEDIA ARTS GROUP, INC.
Dated: April 11, 2003

PROXY

This Proxy is Solicited on Behalf of the Board of Directors of
MEDIA ARTS GROUP, Inc.

2003 ANNUAL MEETING OF STOCKHOLDERS

        By signing below, you, as a stockholder of Media Arts Group, Inc., hereby appoint Herbert D. Montgomery and Robert Murray or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on your behalf and in your name, to represent you at MAGI's 2003 Annual Meeting of Stockholders to be held on Wednesday, May 7, 2003, and at any adjournment(s) or postponement(s) thereof, and to vote all of your shares of Common Stock on all matters to be considered at the meeting which you would be entitled to vote if personally present. The meeting will begin at 9:00 a.m. Pacific Daylight Time at MAGI's executive offices located at 900 Lightpost Way, Morgan Hill, California 95037.

        THIS PROXY WILL BE VOTED IN THE MANNER YOU DIRECT OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR": (1) THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS SET FORTH IN PROPOSAL ONE AND (2) THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE 2003 FISCAL YEAR AS SET FORTH IN PROPOSAL TWO; AND (3) AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (OR ANY ADJOURNMENTS THEREOF) OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING.

SEE REVERSE SIDE	(Continued, and to be signed on the reverse side)	SEE REVERSE SIDE
FOLD AND DETACH HERE

      MEDIA ARTS GROUP, Inc.
      C/O Mellon Investor Services LLC
      PROXY PROCESSING
      P.O. BOX 3865
      S. HACKENSACK, NJ 07606-3865

Please mark votes as in this example ☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote "FOR" proposals 1 and 2.

		FOR ALL NOMINEES (except as indicated otherwise below)	WITHHOLD FROM ALL NOMINEES
Proposal 1.	Election of Directors
Nominees:		☐	☐
(01) Moe Grzelakowski (02) Eric Halvorson (03) Thomas Kinkade (04) C. Joseph LaBonte (05) Herbert D. Montgomery (06) Donald Potter (07) Richard E. Stearns (08) Anthony D. Thomopoulos
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

		FOR	AGAINST	ABSTAIN
Proposal 2.	RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS:
	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as Media Arts Group, Inc.'s independent accountants for the fiscal year ending December 31, 2003.	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other matter or matters that may properly come before the 2003 Annual Meeting of Stockholders or at any adjournment or adjournments thereof.		☐	☐	☐
☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

After you have marked and dated this proxy, please sign exactly as your name appears on this card and return this card promptly in the enclosed envelope. If the shares being voted are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. If you are signing as attorney, executor, administrator, trustee or guardian or if you are signing in another fiduciary capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

Signature(s)	Dated	, 2003

FOLD AND DETACH HERE

QuickLinks

TABLE OF CONTENTS
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG MEDIA ARTS GROUP, INC., STANDARD & POOR'S 500 INDEX AND THE PEER GROUP
OTHER MATTERS